                                                                    EXHIBIT 99.1

LENNOX INTERNATIONAL REPORTS Q4 AND FULL-YEAR 2002 EARNINGS IN LINE WITH
GUIDANCE

         (Dallas, TX - February 5, 2003) -- Lennox International Inc. (NYSE:
LII) announced today its fourth quarter and full-year 2002 earnings, in line with previous guidance.

FOURTH QUARTER 2002 RESULTS

         LII's net sales for the fourth quarter of 2002 decreased 3% to $704 million. Excluding the effects of the heat transfer joint venture and the activities of other non-core operations, company-wide sales, in constant currencies, were up 2%. Operating income was $13 million, contrasted with an operating loss of $43 million last year, reflecting improvements in all of LII's business segments. Operating margins expanded to 1.8%.

         Net income was $5 million, or $0.08 per diluted share, compared with a loss in the prior year of $40 million, or $0.72 per diluted share. Changes in foreign exchange rates benefited earnings per share in the fourth quarter by $0.01. The prior year fourth quarter net loss included restructuring charges of $28 million, net of tax, or $0.50 per share.

FULL-YEAR 2002 RESULTS

         Sales for full-year 2002 were $3 billion, down 3% from 2001, with changes in foreign exchange rates benefiting revenues by less than 1%. Sales in the company's core businesses, in constant currencies, were down less than 1%. Favorable weather supported LII's domestic residential businesses in 2002, while demand from commercial customers for heating, cooling, and refrigeration equipment and services remained soft. Sales outside the U.S. and Canada accounted for 13% of total LII revenues.

         Operating income for the year increased to $126 million from an operating loss of $1 million in 2001. Higher volumes in LII's Heating & Cooling and Refrigeration businesses, along with lower cost structures across all LII operations, contributed to improved operating margins of 4.2% in 2002.

         Including the $249 million goodwill impairment charge the company recorded in the first quarter, LII reported a net loss of $190 million, or $3.23 per diluted share, in 2002, compared with a loss in the previous year of $42 million, or $0.75 per diluted share. This full-year loss per share included restructuring charges; gains, losses, and other items; and FAS 142 impairment of goodwill, totaling a diluted loss per share of $4.19. Excluding these items, LII's diluted earnings per share of $0.96 were in line with the company's previously stated guidance of $0.90-$1.00, as reconciled in the table below.

         LENNOX INTERNATIONAL INC. - PRO FORMA NET INCOME RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             FOR THE TWELVE
                                                              MONTHS ENDED     DILUTED EARNINGS
                                                             DEC. 31, 2002         PER SHARE
                                                             --------------    ----------------
Net Loss, as Reported                                        $     (190,423)   $          (3.23)
   Cumulative Effect of Accounting Change                           249,224                4.23
   Restructurings, Net of Income Tax                                  6,121                0.10
   (Gains) Losses and Other Expenses, Net of Income Tax              (5,210)              (0.09)
   Adjustment to Prior Year Taxes                                    (3,000)              (0.05)
                                                             --------------    ----------------
Pro Forma Net Income                                         $       56,712    $           0.96
                                                             ==============    ================

         LII generated full-year free cash flow of $191 million, allowing the company to reduce its total debt by $138 million from the end of 2001. As historically defined by LII, free cash flow is cash from operations less capital expenditures, before dividends, asset securitizations, restructurings and gains, losses and other items. Reflecting its continued focus on the balance sheet, LII has lowered debt by over $310 million in the past 24 months.

         "Despite a challenging global economic environment, LII made dramatic progress improving financial performance in 2002," said Bob Schjerven, chief executive officer. "We performed in line with our recent guidance, while forging the structure of a strong, focused company poised to deliver enhanced shareholder value going forward."

FOURTH QUARTER AND FULL-YEAR 2002 RESULTS:  SEGMENT PERFORMANCE

         The following tables show LII's operating performance. Segment operating income is defined as income from operations as reported in the company's statement of operations, adjusted to exclude restructuring charges; other operating gains, losses and expenses; and amortization of goodwill.

       LENNOX INTERNATIONAL INC. - SEGMENT OPERATING INCOME RECONCILIATION
                                 (IN THOUSANDS)

                                            GOODWILL &                                            SEGMENT
THREE MONTHS ENDED          INCOME FROM     TRADEMARK                       (GAINS) LOSSES AND   OPERATING
DECEMBER 31, 2002:          OPERATIONS     AMORTIZATION   RESTRUCTURINGS      OTHER EXPENSES      INCOME
------------------          -----------    ------------   --------------    ------------------   ---------
Residential                 $    27,392    $         --   $          112    $               --   $  27,504
Commercial                        6,086              --               --                    --       6,086
                            -----------    ------------   --------------    ------------------   ---------
   Heating and Cooling           33,478              --              112                    --      33,590
Service Experts                  (2,055)             --               --                    --      (2,055)
Refrigeration                     8,726              --             (207)                   --       8,519
Corporate and other             (27,255)             --             (693)                1,039     (26,909)
Eliminations                        (86)             --               --                    --         (86)
                            -----------    ------------   --------------    ------------------   ---------
   Income from Operations   $    12,808    $         --   $         (788)   $            1,039   $  13,059
                            ===========    ============   ==============    ==================   =========

                                           GOODWILL &                                           SEGMENT
THREE MONTHS ENDED         INCOME FROM     TRADEMARK                      (GAINS) LOSSES AND   OPERATING
DECEMBER 31, 2001:         OPERATIONS     AMORTIZATION   RESTRUCTURINGS     OTHER EXPENSES      INCOME
------------------         -----------    ------------   --------------   ------------------   ---------
Residential                $     2,392    $        742   $        7,183   $               --   $  10,317
Commercial                        (293)             81            4,720                            4,508
                           -----------    ------------   --------------   ------------------   ---------
   Heating and Cooling           2,099             823           11,903                   --      14,825
Service Experts                 (8,880)          2,959               --                   --      (5,921)
Refrigeration                    3,960             304              305                   --       4,569
Corporate and other            (41,051)            425           18,502                   --     (22,124)
Eliminations                       531              --               --                   --         531
                           -----------    ------------   --------------   ------------------   ---------
   Income from Operations  $   (43,341)   $      4,511   $       30,710   $               --   $  (8,120)
                           ===========    ============   ==============   ==================   =========

                                            GOODWILL &                                            SEGMENT
TWELVE MONTHS ENDED         INCOME FROM     TRADEMARK                      (GAINS) LOSSES AND    OPERATING
DECEMBER 31, 2002:          OPERATIONS     AMORTIZATION   RESTRUCTURINGS     OTHER EXPENSES       INCOME
-------------------         -----------    ------------   --------------   ------------------    ---------
Residential                 $   111,466    $         --   $        1,582   $               --    $ 113,048
Commercial                       19,127              --               --                   --       19,127
                            -----------    ------------   --------------   ------------------    ---------
   Heating and Cooling          130,593              --            1,582                   --      132,175
Service Experts                  24,114              --               --                   --       24,114
Refrigeration                    32,276              --            2,275                   --       34,551
Corporate and other             (60,555)             --            3,972               (7,892)     (64,475)
Eliminations                       (783)             --               --                   --         (783)
                            -----------    ------------   --------------   ------------------    ---------
   Income from Operations   $   125,645    $         --   $        7,829   $           (7,892)   $ 125,582
                            ===========    ============   ==============   ==================    =========

                                             GOODWILL &                                          SEGMENT
TWELVE MONTHS ENDED         INCOME FROM     TRADEMARK                      (GAINS) LOSSES AND   OPERATING
DECEMBER 31, 2001:          OPERATIONS     AMORTIZATION   RESTRUCTURINGS     OTHER EXPENSES      INCOME
-------------------         -----------    ------------   --------------   ------------------   ---------
Residential                 $    74,480    $      3,178   $        7,183   $               --   $  84,841
Commercial                       18,193             395            4,720                   --      23,308
                            -----------    ------------   --------------   ------------------   ---------
   Heating and Cooling           92,673           3,573           11,903                   --     108,149
Service Experts                 (48,802)         12,231           34,631                   --      (1,940)
Refrigeration                    24,519           1,274              305                   --      26,098
Corporate and other             (69,003)          1,560           18,502                   --     (48,941)
Eliminations                        (83)             --               --                   --         (83)
                            -----------    ------------   --------------   ------------------   ---------
   Income from Operations   $      (696)   $     18,638   $       65,341   $               --   $  83,283
                            ===========    ============   ==============   ==================   =========

         To facilitate comparisons of operating performance in the fourth quarter, the segment data below are adjusted for restructuring, other non-recurring charges, and the new goodwill accounting standard.

         HEATING & COOLING revenues rose 6% in the fourth quarter of 2002 to $398 million. Segment operating income more than doubled to $33.6 million from $14.8 million last year. Operating margins for the quarter rose to 8.4% from 3.9% in 2001.

         In the Residential Heating & Cooling segment, revenues rose 8% during the quarter to $284 million. Operating income increased to $27.5 million from $10.3 million last year, with operating margins expanding 580 basis points to 9.7%. Seasonally favorable weather and strong performances by Lennox Industries' Dave Lennox Signature(TM) Collection product line, along with exceptionally strong performances from LII's Ducane and Advanced Distributor Products (ADP) units, led the residential segment.

         Revenues in the Commercial Heating & Cooling segment were flat at $114 million, and were down 4% when adjusted for changes in foreign exchange rates. Operating income increased 35% to $6.1 million, while operating margins expanded 140 basis points to 5.3%. Paring back of unprofitable operations in Asia and Australia during 2002 and an improved domestic product mix contributed to strong commercial business improvements.

         SERVICE EXPERTS revenues declined 3% when compared to the previous year, primarily because there was one fewer week of operations included in this year's quarter. Excluding the effects of the additional week of operations in the previous year and the effect of centers closed in 2001, same-store sales increased 2%.

         Service Experts posted an operating loss of $2.1 million for the quarter, with results negatively impacted by approximately $4.6 million in increased expenses due to a change in estimates in self-insured insurance costs. These results mark a substantial improvement over the segment operating loss of $5.9 million reported a year ago.

         REFRIGERATION segment revenue rose 8%, or 3% in constant currencies. Segment operating income was $8.5 million, up 86% from last year. Operating margins increased to 9.4% from 5.4% in fourth quarter 2001. Every LII global refrigeration operation achieved improved performance for the quarter.

OUTLOOK FOR 2003

         After a record year for industry shipments of residential equipment and with the timing for economic recovery unclear, company revenues are expected to be relatively flat in 2003. However, earnings are anticipated to improve based on continued focus on cost reduction initiatives and the full-year effects of other actions taken in 2002. Earnings per share are anticipated to be in the range of $1.10 to $1.20, a 15-25% improvement over this year's result. Continued strength in free cash flow is expected, with 2003 free cash flow approximately equal to net income.

         "LII is well-positioned for the future," Schjerven said. "Continued improvements in our core businesses are generating the cash needed to take advantage of important opportunities down the road, while a stronger balance sheet provides more flexibility for growth initiatives. We are encouraged by our progress in 2002, and look forward to continued improvement this year."

CONFERENCE CALL SCHEDULED

         LII has scheduled a conference call to discuss financial results for the fourth quarter and full-year 2002 on Thursday, February 6 at 9:30 a.m. Central time. All interested parties are invited to listen as Bob Schjerven, CEO and Rick Smith, CFO comment on the company's operating results. To listen, please call the conference call line at 612-326-1003 ten minutes prior to the scheduled start time and use reservation number 671379. The number of connections for this call is limited to 200.

         This conference call will be broadcast live on the Internet by PRNewswire and can be accessed at http://www.firstcallevents.com/service/ajwz372512125gf12.html. A link to the broadcast can also be found on the company's web site at http://www.lennoxinternational.com. If you are unable to participate in this conference call, a replay will be available from 1:00 p.m. February 06 through February 13, 2003 on the Internet or by dialing 800-475-6701, access code 671379.

         A Fortune 500 company operating in over 70 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol "LII." Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, Vice President, Investor Relations, at 972-497-6670.

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see Lennox' publicly available filings with the Securities and Exchange Commission. Lennox disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
     For the Three Months and Twelve Months Ended December 31, 2002 and 2001
                      (In thousands, except per share data)



                                                                                  For the                      For the
                                                                             Three Months Ended          Twelve Months Ended
                                                                                December 31,                 December 31,
                                                                         --------------------------   --------------------------
                                                                             2002         2001(a)         2002         2001(a)
                                                                         ------------   -----------   ------------   -----------
NET SALES ............................................................   $    704,364   $   727,085   $  3,025,767   $ 3,113,649
COST OF GOODS SOLD ...................................................        483,422       534,225      2,074,027     2,199,261
                                                                         ------------   -----------   ------------   -----------
       Gross profit ..................................................        220,942       192,860        951,740       914,388
OPERATING EXPENSES:
   Selling, general and administrative expense .......................        207,883       205,491        826,158       849,743
   Restructurings(b) .................................................           (788)       30,710          7,829        65,341
   (Gains) Losses and other expenses .................................          1,039            --         (7,892)           --
                                                                         ------------   -----------   ------------   -----------
         Income (loss) from operations ...............................         12,808       (43,341)       125,645          (696)
INTEREST EXPENSE, net ................................................          6,756         8,536         31,842        43,144
OTHER ................................................................           (379)          146         (1,198)          431
MINORITY INTEREST ....................................................            117           (10)           321           125
                                                                         ------------   -----------   ------------   -----------
       Income (loss) before income taxes and cumulative
       effect of accounting change ...................................          6,314       (52,013)        94,680       (44,396)
PROVISION FOR (BENEFIT FROM) INCOME TAXES ............................          1,288       (11,695)        35,879        (1,998)
                                                                         ------------   -----------   ------------   -----------
       Income (loss) before cumulative effect of accounting change ...          5,026   $   (40,318)        58,801   $   (42,398)
                                                                         ------------   -----------   ------------   -----------
CUMULATIVE EFFECT OF ACCOUNTING CHANGE ...............................             --            --        249,224            --
                                                                         ------------   -----------   ------------   -----------
       Net income (loss) .............................................   $      5,026   $   (40,318)  $   (190,423)  $   (42,398)
                                                                         ============   ===========   ============   ===========


INCOME (LOSS) PER SHARE BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE:
      Basic ..........................................................   $       0.09   $     (0.72)  $       1.03   $     (0.75)
      Diluted ........................................................   $       0.08   $     (0.72)  $       1.00   $     (0.75)


CUMULATIVE EFFECT OF ACCOUNTING CHANGE  PER SHARE:
     Basic ...........................................................   $         --   $        --   $      (4.35)  $        --
     Diluted .........................................................   $         --   $        --   $      (4.23)  $        --


NET INCOME (LOSS) PER SHARE:
     Basic ...........................................................   $       0.09   $     (0.72)  $      (3.32)  $     (0.75)
     Diluted .........................................................   $       0.08   $     (0.72)  $      (3.23)  $     (0.75)

(a) Prior year's sales, cost of sales and operating expenses are restated to conform with current year treatment of certain promotional payments in line with the adoption of EITF 01-9 in 2002.

(b) Twelve months ended December 31, 2001 restructurings totaled $73,173, of which $7,832 is included in Cost of Goods Sold.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                      SEGMENT REVENUES AND OPERATING PROFIT
     For the Three Months and Twelve Months Ended December 31, 2002 and 2001
                                 (In thousands)

                                    For the Three Months Ended Dec. 31,       For the Twelve Months Ended Dec. 31,
                                    -----------------------------------       ------------------------------------
NET SALES                               2002                   2001               2002                    2001
---------                           ------------           ------------       ------------            ------------
Residential ..................      $    283,975           $    262,499       $  1,249,106            $  1,195,110
Commercial ...................           114,276                114,603            442,357                 469,965
                                    ------------           ------------       ------------            ------------
 Heating & Cooling ...........           398,251                377,102          1,691,463               1,665,075
Service Experts ..............           235,726                243,164            943,779               1,002,564
Refrigeration ................            90,642                 84,312            363,794                 348,087
Corporate and other(a) .......             1,156                 43,639            129,306                 200,505
Eliminations .................           (21,411)               (21,132)          (102,575)               (102,582)
                                    ------------           ------------       ------------            ------------
                                    $    704,364           $    727,085       $  3,025,767            $  3,113,649
                                    ============           ============       ============            ============

INCOME (LOSS) FROM OPERATIONS -     For the Three Months Ended Dec. 31,         For the Twelve Months Ended Dec. 31,
BEFORE RESTRUCTURINGS,            ----------------------------------------    ----------------------------------------
(GAINS) LOSSES & OTHER EXPENSES      2002          2001       2001 Adj.(b)       2002          2001       2001 Adj.(b)
-------------------------------   ----------    ----------    ------------    ----------    ----------    ------------
Residential ...................   $   27,504    $    9,575    $     10,317    $  113,048    $   81,663    $     84,841
Commercial ....................        6,086         4,427           4,508        19,127        22,913          23,308
                                  ----------    ----------    ------------    ----------    ----------    ------------
 Heating & Cooling ............       33,590        14,002          14,825       132,175       104,576         108,149
Service Experts ...............       (2,055)       (8,880)         (5,921)       24,114       (14,171)         (1,940)
Refrigeration .................        8,519         4,265           4,569        34,551        24,824          26,098
Corporate and other(a) ........      (26,909)      (22,549)        (22,124)      (64,475)      (50,501)        (48,941)
Eliminations ..................          (86)          531             531          (783)          (83)            (83)
                                  ----------    ----------    ------------    ----------    ----------    ------------
                                  $   13,059    $  (12,631)   $     (8,120)   $  125,582    $   64,645    $     83,283
                                  ==========    ==========    ============    ==========    ==========    ============

(a) In the third quarter of 2002, the Company formed a joint venture with Outokumpu ("Outokumpu") Oyj of Finland by selling to Outokumpu a 55 percent interest in the Company's heat transfer business segment for approximately $55 million. The net sales and results of operations for the current periods and all prior periods of the Company's former heat transfer business segment are now included in Corporate and other.

(b) To facilitate comparisons, the reported segment Income (Loss) from Operations amounts for the three and twelve months ended December 31, 2001 have been adjusted to reflect the discontinuation of goodwill and trademark amortization under SFAS 142.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                  As of December 31, 2002 and December 31, 2001
                        (In thousands, except share data)


                                     ASSETS


                                                                         December 31,    December  31,
                                                                             2002            2001
                                                                         ------------    ------------
CURRENT ASSETS:
   Cash and cash equivalents .........................................   $     76,369    $     34,393
   Accounts and notes receivable, net ................................        307,334         291,485
   Inventories .......................................................        219,682         281,170
   Deferred income taxes .............................................         33,270          42,662
   Other assets ......................................................         38,400          63,655
                                                                         ------------    ------------
         Total current assets ........................................        675,055         713,365
PROPERTY, PLANT AND EQUIPMENT, net ...................................        231,042         291,531
GOODWILL, net ........................................................        420,802         704,713
OTHER ASSETS .........................................................        194,819          84,379
                                                                         ------------    ------------
         TOTAL ASSETS ................................................   $  1,521,718    $  1,793,988
                                                                         ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt ...................................................   $      9,255    $     23,701
   Current maturities of long-term debt ..............................         13,871          28,895
   Accounts payable ..................................................        247,598         242,534
   Accrued expenses ..................................................        253,929         249,546
   Income taxes payable ..............................................         12,808           9,870
                                                                         ------------    ------------
         Total current liabilities ...................................        537,461         554,546
LONG-TERM DEBT .......................................................        356,747         465,163
DEFERRED INCOME TAXES ................................................             --             673
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS .........................         13,472          14,014
OTHER LIABILITIES ....................................................        159,648         103,301
                                                                         ------------    ------------
         Total liabilities ...........................................      1,067,328       1,137,697
MINORITY INTEREST ....................................................          1,591           1,651
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 25,000,000 shares authorized,
      no shares issued or outstanding ................................             --              --
   Common stock, $.01 par value, 200,000,000 shares authorized,
      63,039,254 shares and 60,690,198 shares issued
      for 2002 and 2001, respectively ................................            630             607
   Additional paid-in capital ........................................        404,723         372,877
   Retained earnings .................................................        171,316         383,566
   Accumulated other comprehensive loss ..............................        (79,636)        (68,278)
   Deferred compensation .............................................        (13,518)         (3,710)
   Treasury stock, at cost,  3,009,656 and 2,980,846 shares
       for 2002 and 2001, respectively ...............................        (30,716)        (30,422)
                                                                         ------------    ------------
         Total stockholders' equity ..................................        452,799         654,640
                                                                         ------------    ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..................   $  1,521,718    $  1,793,988
                                                                         ============    ============



                                       ###